As filed with the Securities and Exchange Commission on October 15, 2009

Registration No. 333-158315

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1
to
FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PREMIERWEST BANCORP
(Exact name of registrant as specified in its charter)

Oregon
(State or other jurisdiction of incorporation or organization)

93-1282171
(I.R.S. Employer Identification Number)

503 Airport Road
Medford, Oregon 97504
(541) 618-6003
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Michael D. Fowler
Executive Vice President and Chief Financial Officer
PremierWest Bancorp
503 Airport Road
Medford, Oregon 97504
(541) 618-6003
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Roberts Kaplan LLP
601 SW 2nd Avenue, Suite 1800
Portland, Oregon 97204
Telephone: (503) 221-0607
Facsimile: (503) 221-1510

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [__]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [__]

     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [__]

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
          Large accelerated filer ☐
          Accelerated filer ☑
          Non-accelerated filer ☐(Do not check if a smaller reporting company)
          Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to	Amount to be		Proposed		Proposed	Amount of
be Registered	Registered		Maximum		Maximum	Registration
	(Shares)		Offering		Aggregate	Fee
			Price per		Offering Price
			Unit

Fixed Rate Cumulative Perpetual
Preferred Stock, Series B	41,400		$1,000	(1)	$41,400,000	$2,310.12
Warrant to purchase Common
Stock and underlying shares of	1,038,462	(2)	$5.98	(3)	$6,210,002.76	$346.52
Common Stock (2)

Total					$47,610,002.76	$2,656.64	(4)

(1)	Calculated in accordance with Rule 457(a).
(2)	The shares of common stock being registered are purchasable upon exercise of the warrant being registered, which we issued to the United States Department of the Treasury (“Treasury”) pursuant to Treasury’s Troubled Asset Relief Program Capital Purchase Program. In addition to the number of shares of common stock stated in the table above, there is registered such number of additional shares of common stock, of a currently undeterminable amount, as may from time to time become issuable by reason of stock splits, stock dividends and certain other anti-dilution provisions set forth in the warrant. Pursuant to the anti-dilution provisions of the Warrant, the number of shares has been adjusted from 1,038,462 to 1,090,385.10 shares following a 5% stock dividend paid on April 15, 2009.
(3)	Calculated in accordance with Rule 457(g). Pursuant to the anti-dilution provisions of the Warrant, the exercise price per share of the Warrant has been adjusted from $5.98 following a 5% stock dividend paid on April 15, 2009. $5.695 is the current exercise price per share of common stock at which the warrant may be exercised.
(4)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

PREMIERWEST BANCORP

41,400 Shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series B
Warrant to Purchase 1,090,385 Shares of Common Stock
1,090,385 Shares of Common Stock

     This prospectus relates to the potential resale from time to time by selling security holders of:

  some or all of the 41,400 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series B, liquidation preference amount of $1,000 per share (“Series B Preferred Stock”), a warrant, or portions thereof, which expires on February 13, 2019, to purchase 1,090,385 shares of our common stock at an exercise price of $5.695 per share, subject to adjustment as described in this prospectus (the “Warrant”), and the shares of our common stock which may be purchased upon exercise of the Warrant.

     Pursuant to a Letter Agreement dated February 13, 2009, and the related Securities Purchase Agreement—Standard Terms, between us and the United States Department of the Treasury (the “Treasury”), we issued the Warrant and 41,400 shares of our Series B Preferred Stock to the Treasury in a private placement transaction exempt from the registration requirements of the Securities Act of 1933.

     The selling security holders who may sell or otherwise dispose of the securities offered by this prospectus include the Treasury and any other holders of the securities covered by this prospectus to whom the Treasury has transferred its registration rights in accordance with the terms of the Securities Purchase Agreement between us and the Treasury. The selling security holders may offer the securities from time to time directly or through underwriters, broker-dealers or agents and in one or more public or private transactions and at fixed prices, at prevailing market prices, at prices related to prevailing market prices or at negotiated prices. If these securities are sold through underwriters, broker-dealers or agents, the selling security holders will be responsible for underwriting discounts or commissions or agent commissions, if any. The registration of these securities does not necessarily mean that any of the securities will be sold by the selling security holders. We will not receive any proceeds from the sale of securities by the selling security holders.

     Our common stock is listed on the NASDAQ Capital Market under the symbol “PRWT.” Neither the Series B Preferred Stock nor the Warrant are currently listed on any established securities exchange or quotation system and we do not intend to seek such a listing for the Series B Preferred Stock or the Warrant unless we are requested to do so by the Treasury.

The securities offered by this prospectus are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Investing in the securities offered by this prospectus involves risks. See “Risk Factors” beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 12, 2009.

ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement on Form S-3, as amended, that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration, or continuous offering, process. Under this process, the selling security holders may from time to time sell or otherwise dispose of the securities covered by this prospectus in one or more offerings. Additionally, under the shelf process, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by one or more selling security holders. Any such prospectus supplement will be attached to this prospectus and may also add, update or change information contained in this prospectus.

     This prospectus does not contain all of the information set forth in the registration statement, portions of which we have omitted as permitted by the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or document filed as an exhibit to the registration statement for a complete description.

     You should read both this prospectus and any prospectus supplement together with additional information described below under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Any information that is inconsistent with this prospectus will supersede the information in this prospectus or any prospectus supplement.

     You should rely only on the information contained or incorporated by reference in this prospectus and any supplement to this prospectus. We have not, and the selling security holders have not, authorized anyone to provide you with information different from that contained in this prospectus. The selling security holders are offering to sell, and seeking offers to buy, our securities only in jurisdictions where it is lawful to do so. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Neither the delivery of this prospectus nor any sale made under this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained or incorporated by reference in this prospectus is correct as of any time subsequent to the date of such information.

     All references in this prospectus to “we,” “us,” “our” or similar references mean PremierWest Bancorp and its subsidiaries and all references in this prospectus to “PremierWest Bancorp” mean PremierWest Bancorp excluding its subsidiaries, in each case unless otherwise expressly stated or the context otherwise requires. When we refer to “PremierWest Bank” in this prospectus, we mean our subsidiary, PremierWest Bank, an Oregon-chartered commercial bank. We sometimes refer to PremierWest Bank as the “Bank.”

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus, including information incorporated by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. These statements may include statements that expressly or implicitly predict future results, performance or events. Statements other than statements of historical fact are forward-looking statements. The words “anticipates,” “expects,” “believes,” “estimates” and “intends” and words or phrases of similar meaning identify forward-looking statements. Forward-looking statements involve substantial risks and uncertainties, many of which are difficult to predict and are generally beyond our control. You should carefully consider those risks and uncertainties including those set forth in filings with the SEC, this prospectus and any prospectus supplement. Factors that might cause actual results to differ materially from those presented include, but are not limited to:

  Our ability to attract new deposits and loans.
  Competitive market pricing factors.
  Deterioration in economic conditions that could result in increased loan and lease losses, decreased investment values, adversely affected liquidity and decreased loan demand.
  Risks associated with concentrations in real estate related loans and geographic concentrations.

  Demand for financial services in our market areas.
  Market interest rate volatility.
  Changes in legal or regulatory requirements or the results of regulatory examinations that could restrict growth.
  The risks presented by a continued economic slowdown and stock market volatility, which could adversely affect our stock value and our ability to raise capital in the future.
  The ability to recruit and retain certain key management and staff.
  The ability to raise capital or incur debt on reasonable terms.
  Regulatory limits on the Bank’s ability to pay dividends to PremierWest Bancorp.
  Effectiveness of the Emergency Economic Stabilization Act of 2008 (the “EESA”) and other legislative and regulatory efforts to help stabilize the U.S. financial markets.

     There are many factors that could cause actual results to differ materially from those contemplated by these forward-looking statements. We do not intend to update any factors or to publicly announce revisions to any of our forward-looking statements. Readers should consider any forward-looking statements in light of this explanation, and we caution readers about relying on forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

     We “incorporate by reference” into this prospectus information we file with the SEC, which means that we can disclose important information to you by referring you to documents incorporated by reference. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

PROSPECTUS SUMMARY

     This summary highlights information contained elsewhere in, or incorporated by reference into, this prospectus. As a result, it does not contain all of the information that may be important to you or that you should consider before investing in our securities. You should read this entire prospectus, including the “Risk Factors” section, and the documents incorporated by reference.

PremierWest Bancorp

     PremierWest Bancorp is a bank holding company incorporated under the laws of the State of Oregon and headquartered in Medford, Oregon. We offer a full array of financial products and services through a network of 48 full service banking offices presently covering a territory expanding from south of Eugene, Oregon to south of Sacramento, California and east to the central Oregon communities of Klamath Falls, Bend and Redmond. PremierWest Bancorp offers expanded banking related services through its subsidiaries, Premier Finance Company and PremierWest Investment Services, and through its Mortgage Division. These additional services are provided throughout our branching territory. PremierWest Bancorp and its subsidiary, PremierWest Bank, were created following the merger of the Bank of Southern Oregon and Douglas National Bank in May of 2000. In April of 2001, we acquired Timberline Bancshares, Inc. and its wholly-owned subsidiary, Timberline Community Bank, with eight branch offices located in Siskiyou County in northern California. In January of 2004, we acquired Mid Valley Bank with five branch offices located in the northern California counties of Shasta, Tehama and Butte. In January 2008, we acquired Stockmans Financial Group and its wholly-owned subsidiary, Stockmans Bank, with five branch offices located in the greater Sacramento, California area in the counties of Placer and Sacramento. In July 2009, we acquired two Wachovia Bank branches in Northern California, located in Davis and Grass Valley.

     As of June 30, 2009, we had consolidated total assets of $1.5 billion, net loans of $1.2 billion, deposits of $1.2 billion and shareholders’ equity of $186.0 million. Our common stock is traded on the NASDAQ Capital Market under the ticker symbol “PRWT.” PremierWest Bancorp’s principal executive office is located at 503 Airport Road, Medford, Oregon 97504. Our telephone number is (541) 618-6003.

Securities Being Offered

      The securities being offered by this prospectus consist of:

  41,400 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series B, liquidation preference amount of $1,000 per share (“Series B Preferred Stock”), a warrant, or portions thereof, which expires on February 13, 2019, to purchase 1,090,385 shares of our common stock at an exercise price of $5.695 per share, subject to adjustments as described in this prospectus (the “Warrant”), and the shares of our common stock which may be purchased upon exercise of the Warrant.

     We issued the Warrant on February 13, 2009 to the United States Department of the Treasury (the “Treasury”) pursuant to the Treasury’s Troubled Asset Relief Program Capital Purchase Program. Concurrent with the issuance of the Warrant, we sold to the Treasury 41,400 shares of our Series B Preferred Stock for an aggregate purchase price of $41.4 million. The issuances of the Warrant and the Series B Preferred Stock were completed in a private placement transaction exempt from the registration requirements of the Securities Act of 1933. We were required under the terms of the related Securities Purchase Agreement between us and the Treasury to register for resale the Series B Preferred Stock, the Warrant and the shares of our common stock underlying the Warrant. The terms of the Warrant, our common stock and Series B Preferred Stock are described under “Description of Warrant” and “Description of Capital Stock.” The Securities Purchase Agreement between us and the Treasury was attached as Exhibit 10.1 to our Current Report on Form 8-K filed on February 17, 2009 and is incorporated into this prospectus by reference. See “Incorporation of Documents by Reference.”

Use of Proceeds

     All securities sold pursuant to this prospectus will be sold by the selling security holders and we will not receive the proceeds from such sales.

RISK FACTORS

     Before making an investment decision, you should carefully consider the risks described below and those set forth under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

Shares eligible for future sale could have a dilutive effect

     Shares of the Company’s common stock eligible for future sale, including those that may be issued in connection with the Company’s various stock option and equity compensation plans, in possible acquisitions, and any other offering of the Company’s common stock for cash, could have a dilutive effect on the market for the Company’s common stock and could adversely affect its market price. There are 50,000,000 shares of the Company’s common stock authorized, of which 24,766,928 shares were outstanding as of September 30, 2009.

Our stock price has been and is likely to be volatile.

     The trading price of our common stock has been and is likely to be volatile and subject to fluctuations in price. This volatility is in response to various factors, many of which are beyond our control, including:

  actual or anticipated variations in quarterly operating results from historical results or estimates of results prepared by securities analysts;
  announcements of new services or products by us or our competitors;
  announcements by us of significant acquisitions;
  conditions or trends in the financial services industry;
  additions or departures of key personnel;
  general economic conditions and interest rates; and
  sales of our common stock.

In addition, the stock market in general, and the NASDAQ Capital Market and the market for commercial banks and other financial services companies in particular, has experienced significant price and volume fluctuations that sometimes have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted. A securities class action suit against us could result in substantial costs, potential liabilities and the diversion of management’s attention and resources. As a result of these factors, among others, the value of an investment in our common stock may decline.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     Our consolidated ratio of earnings to combined fixed charges and preferred stock dividend requirements for each of the periods indicated is as follows:

	Six Months Ended
	June 30,		Year Ended December 31,
			2008
	2009	2008	(Restated)	2007	2006	2005	2004
Ratio of Earnings to Fixed Charges and
Preferred Stock Dividend Requirements:
Excluding Interest on Deposits	(20.84)	3.45	(3.43)	9.73	7.09	11.61	8.78
Including Interest on Deposits	(3.49)	1.23	0.54	1.86	2.18	2.75	2.74

     For purposes of computing the ratios of earnings to fixed charges:

  earnings represent income from continuing operations before income taxes, plus fixed charges;
  fixed charges, excluding interest on deposits, include interest expense (other than on deposits), amortized capitalized expenses related to indebtedness; and
  fixed charges, including interest on deposits, include all interest expense and amortized capitalized expenses related to indebtedness.

USE OF PROCEEDS

     All securities sold pursuant to this prospectus will be sold by the selling security holders and we will not receive the proceeds from such sales.

     If the Treasury exercises the Warrant prior to selling securities pursuant to this prospectus, we would receive payment from Treasury pursuant to the terms of the Warrant. We would not, however, receive proceeds from the sale by Treasury of the shares of common stock received following exercise of the Warrant.

REGULATORY CONSIDERATIONS

     As a bank holding company, PremierWest Bancorp is subject to regulation, supervision and examination by the Federal Reserve Board (“FRB”). For a discussion of elements of the regulatory framework applicable to bank holding companies and their subsidiaries, please refer to our most recent Annual Report on Form 10-K, and the other documents incorporated herein by reference as described under “Incorporation of Documents by Reference.” This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance fund and not for the protection of security holders, including holders of our common stock. As a result of this regulatory framework, our results of operations and financial condition are affected by actions of the FRB, the Federal Deposit Insurance Company (“FDIC”), which insures the deposits of our bank subsidiary, PremierWest Bank, within certain limits, and the Oregon Department of Consumer & Business Services, Division of Finance and Corporate Securities, which also regulates the Bank.

     Our ability to pay dividends on our common stock depends primarily on dividends we receive from the Bank. Under federal regulations, the dollar amount of dividends the Bank may pay depends upon its capital position and recent net income. Generally, if the Bank satisfies its regulatory capital requirements, it may make dividend payments up to the limits prescribed under state law and FDIC regulations. The FRB has issued a policy statement on the payment of cash dividends by bank holding companies, which expresses the FRB’s view that a bank holding company should pay cash dividends only to the extent that its net income for the past year is sufficient to cover both the cash dividends and a rate of earnings retention that is consistent with the holding company’s capital needs, asset quality and overall financial condition. The FRB also indicated that it would be inappropriate for a company experiencing serious financial problems to borrow funds to pay dividends. Furthermore, a bank holding company may be prohibited from paying any dividends if the holding company’s bank subsidiary is not adequately capitalized.

     PremierWest Bank recently completed its annual safety and soundness examination by the FDIC and the State of Oregon. Although the Company has yet to receive the formal examination report, the potential exists that the Bank may be subject to an agreement with regulatory authorities that could impose the restrictions described above as well as other regulatory limitations including, but not limited to, requirements to raise additional capital, to reduce non-performing asset totals, to improve liquidity, to limit deposit pricing, and to limit access to brokered deposits or other wholesale funding sources.

     Under Oregon law, PremierWest Bancorp is prohibited from paying a dividend if, after making such dividend payment, it would be unable to pay its debts as they become due in the usual course of business, or if its total liabilities, plus the amount that would be needed, in the event PremierWest Bancorp were to be dissolved at the time of the dividend payment, to satisfy preferential rights on dissolution of holders of preferred stock ranking senior in right of payment to the capital stock on which the applicable distribution is to be made exceed total assets.

     There are numerous other governmental requirements and regulations that affect our business activities. A change in applicable statutes, regulations or regulatory policy may have a material effect on our business and on our ability to pay dividends on our common stock. Depository institutions, like the Bank, are also affected by various federal laws, including those relating to consumer protection and similar matters.

     In addition to the foregoing regulatory restrictions, we are and may in the future become subject to contractual restrictions that would limit or prohibit us from paying dividends on our common stock, including those contained in the Securities Purchase Agreement between us and the Treasury, as described under “Description of Capital Stock—Common Stock—Restrictions on Dividends and Repurchases Under Agreement with the Treasury.”

SELLING SECURITY HOLDERS

     The selling security holders may include the Treasury and any other person or persons holding any portion of the Series B Preferred Stock, the Warrant and any shares of our common stock issued upon exercise of the Warrant to whom the Treasury has transferred its registration rights under the terms of the Securities Purchase Agreement between us and the Treasury. The Treasury is required to notify us in writing of any such transfer of its registration rights within 10 days after the transfer, including the name and address of the transferee and the number and type of securities with respect to which the registration rights have been assigned. As of the date of this prospectus, the Treasury has not notified us of any such transfer. Accordingly, we believe that the Treasury currently holds record and beneficial ownership of the entire amount of the Series B Preferred Stock and the Warrant (none of which has been exercised) covered by this prospectus.

      The securities to be offered under this prospectus for the account of the selling security holders are:

  41,400 shares of our Series B Preferred Stock, liquidation preference amount of $1,000 per share;
  a ten-year Warrant to purchase 1,090,385 shares of our common stock at an exercise price of $5.695 per share, subject to adjustment as described under “Description of Warrant;” and the 1,090,385 shares of our common stock issuable upon exercise of the Warrant (subject to adjustment as described under “Description of Warrant”), which shares, if issued, would represent ownership of approximately 4.40% of the shares of our common stock outstanding as of September 30, 2009 (including the shares issuable upon exercise of the Warrant in total shares outstanding).

     For purposes of this prospectus, we have assumed that, after completion of the offering, none of the securities covered by this prospectus will be held by the selling security holders.

     We do not know when or in what amounts the selling security holders may offer the securities for sale. The selling security holders might not sell any or all of the securities offered by this prospectus. Because the selling security holders may offer all or some of the securities pursuant to this offering, and because, to our knowledge, no sale of any of the securities is currently subject to any agreements, arrangements or understandings, we cannot estimate the number of the securities that will be held by the selling security holders after completion of the offering.

     The only potential selling security holder whose identity we are currently aware of is the Treasury. Other than with respect to the Treasury’s acquisition of the Series B Preferred Stock and warrant from us, the Treasury has not had a material relationship with us.

     Information about the selling security holders may change over time and changed information will be set forth in supplements to this prospectus if and when necessary.

PLAN OF DISTRIBUTION

     The selling security holders may sell all or a portion of the securities beneficially owned by them and offered by this prospectus from time to time directly or through one or more underwriters, broker-dealers or agents. If securities are sold through underwriters or broker-dealers, the selling security holders will be responsible for underwriting discounts or commissions or agent’s commissions. The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The selling security holders may use any one or more of the following methods when selling shares:

  on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
  in the over-the-counter market;
  in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
  through the writing of options, whether such options are listed on an options exchange or otherwise;

  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
  an exchange distribution in accordance with the rules of the applicable exchange;
  privately negotiated transactions;
  settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
  broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;
  a combination of any such methods of sale; and
  any other method permitted pursuant to applicable law.

     The selling security holders may also sell securities under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

     Broker-dealers engaged by the selling security holders may arrange for other brokers-dealers to participate in sales. If the selling security holders effect such transactions by selling securities to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling security holders or commissions from purchasers of the securities for whom they may act as agent or to whom they may sell as principal. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent will be in amounts to be negotiated, which are not expected to be in excess of those customary in the types of transactions involved.

     In connection with sales of securities, the selling security holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging in positions they assume. The selling security holders may also sell securities short and if such short sale shall take place after the date that the registration statement of which this prospectus is a part is declared effective by the SEC, the selling security holders may deliver securities covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling security holders may also loan or pledge securities to broker-dealers that in turn may sell such shares. The selling security holders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

     The selling security holders may pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus or any amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, amending, if necessary, the identification of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus. The selling security holders also may transfer and donate the securities in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

     The selling security holders and any broker-dealer participating in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. At the time a particular offering of securities is made, a prospectus supplement, if required, will be distributed which will set forth (i) the name of each such selling security holder and of the participating broker-dealer(s), (ii) the number of securities involved, (iii) the price at which such securities were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, and (v) any other facts material to the transaction.

     The aggregate proceeds to the selling security holders from the sale of the securities will be the purchase price of the securities less discounts and commissions, if any.

     Under the securities laws of some states, the securities covered by this prospectus may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

     There can be no assurance that any selling security holder will sell any or all of the securities registered pursuant to the registration statement of which this prospectus forms a part.

     If a selling security holder uses this prospectus for any sale of securities, it will be subject to the prospectus delivery requirements of the Securities Act of 1933. The selling security holders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including, without limitation, Regulation M under the Exchange Act, which may limit the timing of purchases and sales of any of the securities by the selling security holders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of securities to engage in market-making activities with respect to such securities. All of the foregoing may affect the marketability of the securities covered by this prospectus and the ability of any person or entity to engage in market-making activities with respect to such securities.

     Pursuant to the Securities Purchase Agreement between us and the Treasury, we will pay substantially all expenses of the registration of the securities covered by this prospectus, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling security holder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling security holders against liabilities, including some liabilities under the Securities Act of 1933, in accordance with the Securities Purchase Agreement between us and the Treasury, or the selling security holders will be entitled to contribution. We have agreed under the Securities Purchase Agreement between us and the Treasury to cause such of our directors and senior executive officers to execute customary lock-up agreements in such form and for such time period up to 90 days as may be requested by a managing underwriter with respect to an underwritten offering of securities covered by this prospectus.

DESCRIPTION OF WARRANT

     This section summarizes specific terms and provisions of the Warrant we issued to the Treasury on February 13, 2009 concurrent with our sale to the Treasury of 41,400 shares of Series B Preferred Stock pursuant to the Troubled Asset Relief Program Capital Purchase Program. The description of the Warrant contained in this section is qualified in its entirety by the actual terms of the Warrant, a copy of which was attached as Exhibit 4.3 to our Current Report on Form 8-K filed on February 17, 2009 and is incorporated by reference into this prospectus. See “Incorporation of Documents by Reference.”

      Exercise

     The Warrant is immediately exercisable, in whole or in part, and the initial exercise price is $5.695 per share.

      Anti-Dilution

     The exercise price of the Warrant automatically adjusts to the number of shares and the exercise price necessary to protect the Treasury’s position upon the following events:

• stock splits, stock dividends, subdivisions, reclassifications or combinations of our common stock;

  until February 13, 2012, issuance of our common stock for consideration (or having a conversion price per share) less than 90% of the then current market value, except for issuances in connection with benefit plans, business acquisitions and public offerings;
  a determination by our Board of Directors to make an adjustment to the anti-dilution provisions as are reasonably necessary, in the good faith opinion of the Board of Directors, to protect the purchase rights of the Warrant holders.

      Term

       The term of the Warrant is 10 years.

      Transferability and Registration Rights

     The Warrant is not subject to any contractual restrictions on transfer; provided that the Treasury may only transfer or exercise an aggregate of one-half of the warrants prior to the earlier of (i) the date on which we have received aggregate gross proceeds of not less than $41,400,000 from one or more offerings of common stock or perpetual preferred stock for cash and (ii) December 31, 2009.

     We have granted the Warrant holder piggyback registration rights for the warrants and the common stock underlying the Warrant and we have agreed to take such other steps as may be reasonably requested to facilitate the transfer of the warrants and the common stock underlying the Warrant. We have applied for NASDAQ listing of the common stock underlying the Warrant.

       Voting

     The Treasury, the initial holder of the Warrant, has agreed not to exercise voting power with respect to any shares of common stock issued upon exercise of the Warrant.

       Reduction

     In the event that we have received aggregate gross proceeds of not less than $41,400,000 from one or more offerings of common stock or perpetual preferred stock for cash on or prior to December 31, 2009, the number of shares of common stock underlying the Warrant then held by the Treasury shall be reduced by a number of shares equal to the product of (i) the number of shares originally underlying the Warrant (taking into account all adjustments) and (ii) 0.5.

       Substitution

     In the event we are no longer listed or traded on a national securities exchange or securities association, the Warrant will be exchangeable, at the option of the Treasury, for senior term debt or another economic instrument or security issued by us such that the Treasury is appropriately compensated for the value of the Warrant, as determined by the Treasury.

DESCRIPTION OF CAPITAL STOCK

       Our authorized capital stock consists of:

  50,000,000 shares of common stock with no par value per share; and
  1,000,000 shares of preferred stock with no par value per share.

     As of September 30, 2009, there were 24,766,928 shares of our common stock issued and outstanding and 41,400 shares of our Series B Preferred Stock issued and outstanding. As of September 30, 2009, there were no shares of our Series A Preferred Stock issued and outstanding.

     In this section we describe certain features and rights of our common stock and Series B Preferred Stock. The summary does not purport to be exhaustive and is qualified in its entirety by reference to our articles of incorporation and bylaws and to applicable Oregon law.

Common Stock

      General

     Each holder of common stock is entitled to one vote for each share on all matters to be voted upon by the common shareholders. There are no cumulative voting rights. Subject to preferences to which holders of any shares of preferred stock may be entitled, holders of common stock will be entitled to receive ratably any dividends that may be declared from time to time by the Board of Directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share in our assets remaining after the payment or provision for payment of our debts and other liabilities, and the satisfaction of the liquidation preferences of the holders of preferred stock. Holders of common stock have no preemptive rights, conversion rights or other subscription rights. There are no redemption or sinking fund provisions that apply to the common stock. All shares of common stock currently outstanding are fully paid and nonassessable. The transfer agent and registrar for our common stock is Computershare Investor Services.

        Restrictions on Dividends and Repurchases under the Agreement with the Treasury

     The Securities Purchase Agreement between us and the Treasury provides that prior to the earlier of (i) February 13, 2012 and (ii) the date on which all of the shares of the Series B Preferred Stock have been redeemed by us or transferred by the Treasury to third parties, we may not, without the consent of the Treasury, increase the cash dividend on our common stock or, subject to limited exceptions, redeem, repurchase or otherwise acquire shares of our common stock.

Series B Preferred Stock

     Our articles of incorporation permit our Board of Directors to divide our preferred stock into one or more series of preferred stock and to establish the preferences, limitations and relative rights of such series, without shareholder approval. On February 10, 2009, we filed an amendment to our articles of incorporation that designated 41,400 shares of preferred stock as Series B Preferred Stock. We issued the 41,400 shares of Series B Preferred Stock to the Treasury on February 13, 2009.

     This section summarizes the specific terms and provisions of the Series B Preferred Stock. The description of the Series B Preferred Stock set forth below is qualified in its entirety by the actual terms of the Series B Preferred stock, as are stated in our articles of incorporation, as amended, a copy of which was attached as Exhibit 3.1 to our Current Report on Form 8-K filed on February 17, 2009 and incorporated by reference into this prospectus. See “Incorporation of Documents by Reference.”

       Ranking

     The Series B Preferred Stock ranks senior to our common stock and will rank pari passu with preferred shares other than preferred shares which by their terms rank junior to any existing preferred shares.

       Dividends and Distributions

     Cumulative dividends on shares of the Series B Preferred Stock accrue on the liquidation preference of $1,000 per share at a rate of 5% per annum for the first five years following the date of issue, and at a rate of 9% per annum thereafter, if, as and when declared by the Board of Directors out of funds legally available therefor. The Series B Preferred Shares have no maturity date and rank senior to our common stock with respect to the payment of dividends and distributions.

     The Treasury’s consent will be required for any repurchase of our common stock or other capital stock or other equity securities or any trust preferred securities, other than repurchases of the senior preferred stock and share repurchases in connection with any employee benefit plan in the ordinary course of business consistent with past practice, until the earlier of the third anniversary of the Treasury’s investment or the date on which the senior preferred shares are redeemed in whole or the Treasury has transferred all of the senior preferred shares to unaffiliated third parties.

     For so long as the Treasury continues to own any senior preferred stock, we may not repurchase any shares of senior preferred stock from any other holder of such shares unless we offer to repurchase a ratable portion of the senior preferred shares then held by the Treasury on the same terms and conditions.

       Redemption

     Subject to the approval of the Board of Governors of the Federal Reserve System, we may redeem the Series B Preferred Stock, in whole or in part, at any time and from time to time, at our option. All redemptions must be at 100% of the issue price plus any accrued and unpaid dividends, and shall be subject to the approval of our primary federal bank regulator. The American Recovery and Reinvestment Act of 2009 changed the terms of the original transaction documents to permit us to request early redemption, with prior regulatory approval, regardless of whether we have completed a Qualified Equity Offering.

       Conversion

      Shares of Series B Preferred Stock are not convertible.

       Rights upon Liquidation

     The Series B Preferred Stock rank senior to our common stock with respect to amounts payable upon our liquidation, dissolution and winding up, and will rank pari passu with preferred shares other than preferred shares which by their terms rank junior to any existing preferred shares.

       Voting

      The Series B Preferred Shares are non-voting, other than class voting rights on:

  any authorization or issuance of shares ranking senior to the Series B Preferred Stock;
  any amendment to the rights of Series B Preferred Stock; or
  any merger, exchange or similar transaction which would adversely affect the rights of the Series B Preferred Stock.

     If dividends on the Series B Preferred Stock are not paid in full for six dividend periods, whether or not consecutive, the holder of the Series B Preferred Stock will have the right to elect two directors. The right to elect directors will end when full dividends have been paid for four consecutive dividend periods.

Anti-Takeover Effects

     The provisions of our articles of incorporation and bylaws summarized in the following paragraphs may have anti-takeover effects and could delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider to be in such shareholder’s best interest, including those attempts that might result in a premium over the market price for the shares held by shareholders, and may make removal of the incumbent management and directors more difficult.

      Authorized Shares

     Our articles of incorporation authorize the issuance of 50,000,000 shares of common stock, of which only 24,766,928 were issued and outstanding as of September 30, 2009. The common shares that are authorized but unissued provide our Board of Directors with flexibility to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by the Board of Directors consistent with its fiduciary duty to deter future attempts to gain control of us.

     In addition, our articles of incorporation authorize the issuance of “blank check” voting preferred stock, which, although intended primarily as a financing tool and not as a defense against takeovers, could potentially be used by management to make uninvited attempts to acquire control more difficult by, for example, diluting the ownership interest or voting power of a substantial shareholder, increasing the consideration necessary to effect an acquisition or selling unissued shares to a friendly third party.

     Consideration of Other Constituencies

     Our articles of incorporation authorize the Board of Directors, when evaluating any offer of another party to make a tender or exchange offer for any equity security, or any proposal to merge or consolidate with another corporation or financial institution, or to purchase or otherwise acquire all or substantially all of our properties and assets, to consider the social, legal and economic effects of such offer or proposal on our employees, customers and suppliers and on the communities and geographical areas in which we operate, the economy of the state and the nation, the long-term and short-term interests of PremierWest Bancorp and its shareholders, including the possibility that these interests may be best served by our continued independence, and other relevant factors.

     Director Nomination Procedures

     In addition to our Board of Directors, shareholders can nominate candidates for election to our Board of Directors. To do so, a shareholder must follow the advance notice procedures described in our bylaws. In general, a shareholder must submit a notice of a nomination for the election of directors either by personal delivery or United States mail, postage prepaid, to our Secretary at least 60 calendar days before the date corresponding to the date on which our proxy materials were mailed to shareholders for the annual meeting in the preceding year, and no more than 120 calendar days before that date.

     Shareholder Proposals

     Shareholders may propose that business (other than nominations to our Board of Directors as described above) be considered at an annual meeting of shareholders only if a shareholder follows the advance notice procedures described in our bylaws. In general, a shareholder must submit a notice of a nomination for the election of directors either by personal delivery or United States mail, postage prepaid, to our Secretary at least 60 calendar days before the date corresponding to the date on which our proxy materials were mailed to shareholders for the annual meeting in the preceding year, and no more than 120 calendar days before that date.

LEGAL MATTERS

     The validity of the securities offered by this prospectus has been passed upon for us by Roberts Kaplan LLP (formerly Foster Pepper LLP), Portland, Oregon.

EXPERTS

     The consolidated financial statements of PremierWest Bancorp and subsidiaries as of December 31, 2008 and 2007 and for the years in the three year period ended December 31, 2008, and the effectiveness of its internal control over financial reporting as of December 31, 2008, incorporated in this document by reference from PremierWest Bancorp’s Annual Report on Form 10-K/A for the year ended December 31, 2008, have been audited by Moss Adams LLP, independent registered public accounting firm, as stated in its report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF DOCUMENTS BY REFERENCE

     Other than any portions of any such documents that are not deemed “filed” under the Securities Exchange Act of 1934 (“Exchange Act”) in accordance with the Exchange Act and applicable SEC rules, we incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, as amended, after the date of this prospectus:

  Annual Report on Form 10-K/A for the year ended December 31, 2008, as amended, including information specifically incorporated by reference into our Form 10-K from our definitive Proxy Statement for our 2009 annual meeting of shareholders;
  Our definitive Proxy Statement in connection with our 2009 annual meeting of shareholders filed April 30, 2009;
  Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, as amended, and for the quarter ended June 30, 2009;
  Current Reports on Form 8-K filed January 16, January 27, January 29, February 17, February 19, February 26, April 3, April 16, May 13, June 24, July 22 (as amended by a Form 8-K/A filed September 28, 2009) and September 14, 2009; and
  The description of our common stock contained in a Registration Statement on Form S-4 filed on November 28, 2003 and thereafter amended in an Amendment No. 1 filed December 11, 2003.

You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or calling us at the following address:

Michael D. Fowler
Investor Relations Contact
PremierWest Bancorp
503 Airport Road
Medford, OR 97504
(541) 618-6003

41,400 Shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series B
Warrant to Purchase 1,090,385 Shares of Common Stock
1,090,385 Shares of Common Stock

PremierWest Bancorp

______________________________

PROSPECTUS
______________________________

October 12, 2009

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

     The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities covered by the registration statement of which this prospectus is a part. PremierWest Bancorp (the “Registrant” or the “Company”) will bear all of these expenses.

Registration fee under the Securities Act	$2,656.64
Legal fees and expenses*	$20,000
Accounting fees and expenses*	$5,000
Printing and other miscellaneous fees and expenses*	$1,000
Total	$28,656.64

*Estimated solely for the purpose of this Item 14. Actual expenses may be more or less.

Item 15. Indemnification of Officers and Directors

     As an Oregon corporation, the Company is subject to the provisions of the Oregon Business Corporation Act (the “OBCA”). The OBCA permits a corporation to indemnify an individual who is made a party to a proceeding because such individual is or was a director of the corporation against liability incurred in the proceeding if:

  his or her conduct was in good faith;
  he or she reasonably believed that his or her conduct was in the corporation’s best interest, or at least not opposed to the corporation’s best interests; and
  in the case of a criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

     Unless a corporation’s articles of incorporation provide otherwise, indemnification is mandatory if the director is wholly successful on the merits or otherwise in such a proceeding, or if a court of competent jurisdiction orders the corporation to indemnify the director. The Company’s articles of incorporation do not limit the statutory right to indemnification.

     Under the OBCA, a corporation may not, however, indemnify the individual if the individual was adjudged liable:

  to the corporation in a proceeding by or in the right of the corporation; or
  in any proceeding charging improper personal benefit on the basis that he or she improperly received a personal benefit.

     The Company’s articles of incorporation provide that we will indemnify our directors and officers against reasonable expenses (including attorney fees), judgments, fines, penalties, excise taxes or settlement payments incurred or suffered by reason of service as a director or officer or at the Company’s request as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

     The OBCA also provides that a corporation’s articles of incorporation may limit or eliminate the personal liability of a director to the corporation or its shareholders for monetary damages for conduct as a director, provided that no such provision shall eliminate the liability of a director for:

  any breach of the directors’ duty of loyalty to the corporation or its shareholders;

  acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
  any unlawful distribution; or
  any transaction from which the director derived an improper personal benefit.

     The Company’s articles of incorporation limit monetary liability of our directors for their conduct as directors to the fullest extent permitted under the OBCA. If the OBCA is amended to further limit the directors’ liability, the Company’s articles of incorporation would incorporate such amendment on its effective date.

The Company also maintains insurance coverage relating to certain liabilities of directors and officers.

Item 16. Exhibits

The following exhibits are filed with or incorporated by reference into this registration statement:

3.1	Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed February 17, 2009)
3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-4 (Registration No. 333-147460) filed November 16, 2007)
4.1	Form of Stock Certificate for Common Stock (incorporated by reference to Exhibit 4 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-4/A (Registration No. 333-96209) filed March 17, 2000)
4.2	Form of Stock Certificate for Series B Preferred Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed February 17, 2009)
4.3	Warrant issued February 13, 2009 (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed February 17, 2009)
5.1	Opinion of Roberts Kaplan LLP (formerly Foster Pepper LLP)*
10.1	Letter Agreement, dated February 13, 2009, including Securities Purchase Agreement—Standard Terms, between the Registrant and the United States Department of the Treasury (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed February 17, 2009)
12.1	Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends**
23.1	Consent of Moss Adams LLP**
23.2	Consent of Roberts Kaplan LLP (formerly Foster Pepper LLP) (included in Exhibit 5.1)*
24	Power of Attorney*

*Previously filed
** Filed herewith

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

                         (i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

                         (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

     (5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                         (i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

                         (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

                         (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

                         (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

     (6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That:

                         (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                         (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Medford, Oregon, on the 15th day of October, 2009.

PREMIERWEST BANCORP By: /s/ James M. Ford Name: James M. Ford Title: President and Chief Executive Officer (Duly Authorized Representative)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ James M. Ford	/s/**
James M. Ford	Richard R. Hieb
President, Chief Executive Officer and Director	Director
(Principal Executive Officer)
Date: October 15, 2009

/s/ Michael D. Fowler
Michael D. Fowler	Thomas R. Becker
Executive Vice President and	Director
Chief Financial Officer
(Principal Financial and Accounting Officer)

/s/**
John A. Duke	John B. Dickerson
Director and Chairman	Director

/s/**	/s/**
Patrick G. Huycke	Dennis N. Hoffbuhr
Director and Vice-Chairman	Director

/s/**	/s/**
John L. Anhorn	Brian Pargeter
Director	Director

/s/**	/s/**
James L. Patterson	Rickar D. Watkins
Director	Director

Georges C. St. Laurent, Jr.
Director

** By: /s/ James M. Ford
James M Ford, Attorney-in-Fact
Date: October 15, 2009

EXHIBIT INDEX

3.1	Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed February 17, 2009)
3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-4 (Registration No. 333-147460) filed November 16, 2007)
4.1	Form of Stock Certificate for Common Stock (incorporated by reference to Exhibit 4 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-4/A (Registration No. 333-96209) filed March 17, 2000)
4.2	Form of Stock Certificate for Series B Preferred Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed February 17, 2009)
4.3	Warrant issued February 13, 2009 (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed February 17, 2009)
5.1	Opinion of Roberts Kaplan LLP (formerly Foster Pepper LLP)*
10.1	Letter Agreement, dated February 13, 2009, including Securities Purchase Agreement—Standard Terms, between the Registrant and the United States Department of the Treasury (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed February 17, 2009)
12.1	Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends**
23.1	Consent of Moss Adams LLP**
23.2	Consent of Roberts Kaplan LLP (formerly Foster Pepper LLP) (included in Exhibit 5.1)*
24	Power of Attorney*

*Previously filed
**Filed herewith